EXHIBIT 20

                                NEWS RELEASE

Immediate

Gerald J. Sweda

(262) 636-1361


Modine expects improved performance in latter half of fiscal 2002

     RACINE, Wis., June 8, 2001 - Modine Manufacturing Company

(Nasdaq: MODI) expects improvement after the first two quarters of fiscal 2002 (which began April 1, 2001), according to the company's Annual Report that was mailed to shareholders today.

     "Although Modine faced challenges in the last half of fiscal

2001 due to a slowing economy, we expect business to improve by the third quarter of this fiscal year," said President and CEO

Donald R. Johnson. "We anticipate improved financial performance in the third and fourth fiscal quarters as our markets recover and our cost-reduction efforts take full effect. In addition, we believe that the Thermacore acquisition and three new light-

vehicle programs - engine-cooling modules for the Jeep Liberty and for the new Dodge Ram truck in North America and exhaust-gas-

recirculation (EGR) coolers for passenger cars in Europe - will also help Modine to improve in the latter portion of fiscal 2002."

     Modine specializes in thermal management, bringing

technology to diversified markets. Core markets include:

powertrain cooling of internal combustion engines, vehicular and building HVAC (heating, ventilating, air-conditioning),

electronics, and various industrial and refrigeration markets.

Modine is on the Internet at www.modine.com

     This release contains certain forward-looking statements

within the meaning of the Private Securities Litigation Reform

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Act of 1995.  These statements involve assumptions, risks, and uncertainties, and Modine's actual future results, performance,

or achievements may differ materially from those expressed or implied in these statements.  Among the factors that could affect

Modine's actual results are the ability of Modine to compete for business, the ability of various customers and suppliers to

achieve projected sales and production levels, the cyclical

nature of the vehicular industry, and international economic conditions.  Additional factors are detailed on page 19 of

Modine's fiscal-2001 Annual Report to Shareholders and other public filings with the Securities and Exchange Commission.

Modine does not undertake to update any forward-looking

statements contained herein.

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